Exhibit 99.3

EQUITYONE2002-4_TERM - FFIEC

                                          FFIEC HIGH RISK SECURITY TEST

EQUITYONE2002-4_TERM                                 Class AV   2.070%                                                    PASS

Tsy BP Security        MAX    Treasury Spread          Security                      WAL Change       Pct Change
Shift    CPR     WAL   WAL    Mty                BP    Yield          Price          actual       Max   actual     Max
-300      34     2.18                   2.18    -93    -1.336         103.1951        -0.66      -6        3.2     17%
-200      32     2.39                   2.39    -93    -0.207         100.8177        -0.46      -6       0.82     17%
-100      30      2.6                   2.6     -93     0.928         100.4447        -0.24      -6       0.44     17%
   0      28     2.84  10               2.84    -93     2.079              100            0                  0
 100      26     3.12                   3.12    -93     3.233          99.5178         0.27       4      -0.48     17%
 200      24     3.42                   3.42    -93     4.383          99.0203         0.58       4      -0.98     17%
 300      22     3.77                   3.77    -93     5.552          98.4369         0.93       4      -1.56     17%


Mat      3MO      6MO      1YR      2YR      3YR      4YR
Yld   1.7575   1.7312   1.8050   2.4800   3.1045   3.5915


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